Exhibit 3.3
ARTICLES OF ORGANIZATION
OF
CLECO KATRINA/RITA HURRICANE RECOVERY FUNDING LLC
     The undersigned member (the “Member”) of Cleco Katrina/Rita Hurricane Recovery Funding LLC (the “Company”) hereby adopts the following Articles of Organization (these “Articles”) of the Company pursuant to the Louisiana Limited Liability Company Law La. R.S. 12:1301, et seq., (as amended from time to time, the “LLC Law”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in Appendix A attached hereto.
ARTICLE I
Name
     The name of the Company is:
Cleco Katrina/Rita Hurricane Recovery Funding LLC
ARTICLE II
Purpose
     2.1 Purposes. The purposes for which the Company is formed are limited to:
     (a) purchase, acquire, own, hold, administer, service or enter into agreements regarding the receipt and servicing of Storm Recovery Property and the other Storm Recovery Bond Collateral, along with certain other related assets;
     (b) manage, sell, assign, pledge, collect amounts due on or otherwise deal with the Storm Recovery Property and the other Storm Recovery Bond Collateral and related assets to be so acquired in accordance with the terms of the Basic Documents;
     (c) negotiate, authorize, execute, deliver, assume the obligations under, and perform its duties under, the Basic Documents and any other agreement or instrument or document relating to the activities set forth in clauses (a) and (b) above; provided, that (i) each party to any such agreement, document or instrument under which significant obligations are imposed upon the Company shall covenant that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of each Series of the Storm Recovery Bonds and any other amounts owed under the Indenture, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding-up or liquidation of the affairs of the Company; and (ii) the Company shall be permitted to incur additional indebtedness or other liabilities payable to service providers and trade creditors in the ordinary course of business in connection with the foregoing activities;

     (d) invest proceeds from Storm Recovery Property, the other Storm Recovery Bond Collateral and other assets and any capital and income of the Company in accordance with the applicable agreements or instruments entered into in connection with the issuance of Storm Recovery Bonds or as otherwise determined by the Managers and not inconsistent with these Articles, the Company’s Operating Agreement and the Securitization Law;
     (e) file with the SEC one or more registration statements, including any pre-effective or post-effective amendments thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act (including any prospectus supplement, prospectus and exhibits contained therein) and file such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents necessary or desirable to register the Storm Recovery Bonds under the securities or “Blue Sky” laws of various jurisdictions;
     (f) authorize, execute, deliver and issue Storm Recovery Bonds from time to time;
     (g) pledge its interest in Storm Recovery Property and other Storm Recovery Bond Collateral to the Indenture Trustee under the Indenture in order to secure the Storm Recovery Bonds; and
     (h) engage in any lawful act or activity and exercise any powers permitted to limited liability companies formed under the laws of the State of Louisiana that, in either case, are incidental to, or necessary, suitable or convenient for, the accomplishment of the above-mentioned purposes.
     2.2 Activities and Powers. The Company shall engage only in activities related to the purposes set forth in Section 2.1 hereof or required or authorized by the terms of the Basic Documents or other agreements referenced above. The Company shall have all powers reasonably incidental, necessary, suitable or convenient to effect the foregoing purposes, including all powers granted under the LLC Law. The Company, any Manager, including any Independent Manager (as defined in the Company’s Operating Agreement), or any officer of the Company, acting singly or collectively, on behalf of the Company, may enter into and perform the Basic Documents and all registration statements, documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Manager or other Person, notwithstanding any other provision of the Company’s Operating Agreement, the LLC Law, or other applicable law, rule or regulation. The authorization set forth in the preceding sentence shall not be deemed a restriction on the power and authority of any Manager or any officer to enter into other agreements or documents on behalf of the Company as authorized pursuant to these Articles, the Company’s Operating Agreement and the LLC Law. The Company shall possess and may exercise all the powers and privileges granted by the LLC Law or by any other law, these Articles or the Company’s Operating Agreement, together with any powers incidental thereto, insofar as such powers and privileges are incidental, necessary, suitable or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

ARTICLE III
Member
     3.1 Initial Member. The name and address of the initial sole Member of the Company is:
Cleco Power LLC
2030 Donahue Ferry Road
Pineville, LA 71360-5226
     3.2 Restriction on Member. The Member shall not apply for judicial dissolution of the Company, and the Member is not permitted to and shall not withdraw from or otherwise cease to be a member of the Company for any reason whatsoever, including that the Member itself shall not dissolve or otherwise terminate its legal existence, unless an acceptable new member of the Company is substituted for the Member in compliance with the Basic Documents, Securitization Law and Financing Order, until all Storm Recovery Bonds and all financing costs have been paid in full.
ARTICLE IV
Managers
     4.1 Authority of Managers. The Company shall be managed by or under the authority of the Managers. The Member shall appoint Managers from time to time, provided that, except as provided in Section 7.06 of the Company’s Operating Agreement, no later than the issuance of the first series of Storm Recovery Bonds, the Member shall appoint an Independent Manager and the Company shall thereafter have an Independent Manager at all times. The initial Managers shall be the persons listed on the Initial Report of the Company filed with the Louisiana Secretary of State. The Managers, acting in accordance with the management provisions in Article VII of the Company’s Operating Agreement, shall have all powers necessary or appropriate to manage the business and affairs of the Company including, by way of illustration and not by way of limitation, the power to do any of the following:
(a)	purchase, acquire, own, hold, administer, service or enter into agreements regarding the receipt and servicing of Storm Recovery Property and the other Storm Recovery Bond Collateral, along with certain other related assets;

(b)	manage, sell, assign, pledge, collect amounts due on or otherwise deal with the Storm Recovery Property and the other Storm Recovery Bond Collateral and related assets to be so acquired in accordance with the terms of the Basic Documents;

(c)	negotiate, authorize, execute, deliver, assume the obligations under, and perform its duties under, the Basic Documents and any other agreement or instrument or document relating to the activities set forth in clauses (a) and (b) of this Section 4.1, subject to the terms and conditions set forth in Section 2.1(c);

(d)	invest proceeds from Storm Recovery Property and other assets and any capital and income of the Company in accordance with the applicable agreements or instruments entered into in connection with the issuance of Storm Recovery Bonds or as otherwise determined by the Managers and not inconsistent with these Articles, the Company’s Operating Agreement and the Securitization Law;

(e)	file with the SEC one or more registration statements, including any pre-effective or post-effective amendments thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act (including any prospectus supplement, prospectus and exhibits contained therein) and file such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents necessary or desirable to register the Storm Recovery Bonds under the securities or “Blue Sky” laws of various jurisdictions;

(f)	authorize, execute, deliver and issue Storm Recovery Bonds from time to time;

(g)	pledge the Company’s interest in Storm Recovery Property and other Storm Recovery Bond Collateral to the Indenture Trustee under the Indenture in order to secure the Storm Recovery Bonds; and

(h)	exercise any additional powers permitted to limited liability companies formed under the laws of the State of Louisiana that are incidental to, or necessary, suitable or convenient for, the accomplishment of the above-mentioned powers.
     4.2 Powers Reserved to the Member. Subject to the terms and conditions in the Company’s Operating Agreement, the Member shall have exclusive power and authority to approve the election or removal of the Managers and any amendment to these Articles or the Company’s Operating Agreement.
     4.3 Limitation on Managers as Agents. The authority of the Managers is subject to restrictions set forth in the Company’s Operating Agreement. In addition, all rights, powers and authority of any Manager serving in the capacity of an Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in the Company’s Operating Agreement.
ARTICLE V
Limitation of Member’s and Manager’s Liability
     Except as otherwise provided by the LLC Law and except as otherwise characterized for tax and financing reporting purposes, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Special Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, a Special Member or a Manager. If the LLC Law is amended to authorize any further elimination or limitation of the personal liability of the Member, a Special Member or any Manager, then the liability of the Member, a Special Member or any Manager shall be eliminated or limited to the fullest extent permitted by the LLC Law, as so amended. Any repeal or modification of this Article V by the Company shall not adversely affect any right or protection of the Member, any

Special Member or any Manager under this Article V with respect to any act or omission occurring prior to the time of such repeal or modification.
ARTICLE VI
Right to Rely on Authority
     In accordance with the provisions of La. R.S. 12:1305(C)(5), any Manager is authorized to execute certificates which establish the membership of any Member, the authenticity of any records of the Company, and the authority of any person (including the certifying Manager or any other Manager or other officer) to act on behalf of the Company, including without limitation by providing a statement of those persons with the authority to take the actions referred to in La. R.S. 12:1318(B). Persons dealing with the Company may rely upon these certificates. Without limiting the foregoing, Dilek Samil, Keith D. Crump, Terry L. Taylor and K. Michael Sawrie, as Managers, are authorized to issue such certificates.
ARTICLE VII
Company Representatives
     Each Manager and officer has the consent of the Member to represent the Company interest to any state agency, board or commission or to represent the Company interest at any hearing or proceeding held by any state agency, board or commission, including, without limitation, the LPSC.

     THUS DONE AND PASSED, on this 29th day of October, 2007, before me, the undersigned Notary Public, duly commissioned and qualified in and for Rapides Parish, Louisiana, by the personal appearance of Dilek Samil, a duly authorized representative of Cleco Power LLC who acknowledged and declared under oath, in the presence of the two undersigned witnesses, that said representative signed these Articles of Organization as said representative’s own free act and deed for the purposes stated herein.

WITNESSES:		CLECO POWER LLC
/s/ Judy P. Miller

Print Name:	Judy P. Miller	By:	/s/ Dilek Samil

			Name:	Dilek Samil

			Title:	President and COO

/s/ Linda V. Smith

Print Name:	Linda V. Smith

/s/ Sharon G. Chelette
NOTARY PUBLIC
Print Name:	Sharon G. Chelette

Bar Roll/Notarial Id. No.:	50306

My Commission Expires:	at death

APPENDIX A
DEFINITIONS
     The following terms have the following meanings:
     “Administration Agreement” means the Administration Agreement to be entered into by and between Cleco Power LLC and the Company, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Basic Documents” means the Indenture, the Administration Agreement, the Sale Agreement, these Articles of Organization and the Company’s Initial Report, the Company’s Operating Agreement, the Servicing Agreement, each Series Supplement, each Letter of Representations, each Underwriting Agreement and all other documents and certificates delivered in connection therewith.
     “Closing Date” means the date to be determined for closing and issuance of the Storm Recovery Bonds.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Financing Order” means the Financing Order approved and issued by the LPSC pursuant to the Securitization Law in Cleco Power LLC’s Docket No. U-29157 (Phase III), or any subsequent Financing Order issued by the LPSC pursuant to the Securitization Law pertaining to Cleco Power LLC and the Company.
     “Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative function of government.
     “Indenture” means the Indenture to be entered into by and between the Company and an Indenture Trustee as originally executed and as from time to time supplemented or amended by one or more Series Supplements or indentures supplemental thereto entered into pursuant to the applicable provisions of the Indenture, as so supplemented or amended, or both, and shall include the forms and terms of the Storm Recovery Bonds established thereunder.
     “Indenture Trustee” means a third party financial company or bank to be designated as indenture trustee for the benefit of the Secured Parties, or any successor indenture trustee under the Indenture.
     “Letter of Representations” means any applicable agreement between the Company and an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, pertaining to the Storm Recovery Bonds, as the same may be amended, supplemented, restated or otherwise modified from time to time.
     “LPSC” means the Louisiana Public Service Commission, or any Governmental Authority succeeding to the duties of such agency.

     “Manager” means each manager, including any Independent Manager, of the Company under the Company’s Operating Agreement.
     “Operating Agreement” means the Operating Agreement entered into or to be entered into by the Member of the Company, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or Governmental Authority, and includes successors permitted by the Basic Documents.
     “Sale Agreement” means the Storm Recovery Property Purchase and Sale Agreement to be entered into by and between Cleco Power LLC and the Company, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “SEC” means the U.S. Securities and Exchange Commission.
     “Secured Parties” means, with respect to each Series, the Indenture Trustee, the relevant bondholders and any credit enhancer described in the applicable Series Supplement.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Securitization Law” means Act No. 64 of the Louisiana Regular Session of 2006, the “Louisiana Electric Utility Storm Recovery Securitization Act,” codified at La. R.S. 45:1226-1236.
     “Series” means each series of Storm Recovery Bonds issued and authenticated pursuant to the Indenture and a related Series Supplement.
     “Series Supplement” means an indenture supplemental to the Indenture that authorizes the issuance of a particular Series of Storm Recovery Bonds.
     “Servicing Agreement” means the Storm Recovery Property Servicing Agreement to be entered into by and between the Company and Cleco Power LLC, as servicer, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Storm Recovery Bond Collateral” means the applicable Storm Recovery Property and related properties and rights, including, without limitation, the Sale Agreement and certain deposit accounts and securities accounts, which are encumbered by the Company as collateral for Storm Recovery Bonds.
     “Storm Recovery Bonds” means one or more Series of Storm Recovery Bonds authorized by a Financing Order and issued under the Indenture.
     “Storm Recovery Charge” means any storm recovery charges, as defined in Section 1227(15) of the Securitization Law, authorized pursuant to a Financing Order.

     “Storm Recovery Property” means all storm recovery property as defined in Section 1227(17) of the Securitization Law created pursuant to a Financing Order and sold or otherwise conveyed to the Company.
     “Underwriters” means the underwriters who purchase any of the Storm Recovery Bonds from the Company and sell such Storm Recovery Bonds in a public offering.
     “Underwriting Agreement” means an Underwriting Agreement to be entered into by and among Cleco Power LLC, the Underwriters and the Company, as the same may be amended, supplemented or modified from time to time.

ACKNOWLEDGMENT
STATE OF LOUISIANA
PARISH OF RAPIDES
     BE IT KNOWN that on this 29th day of October, 2007, before me the undersigned Notary Public duly commissioned and qualified in and for Rapides Parish, Louisiana, personally came and appeared Dilek Samil, a duly authorized representative of Cleco Power LLC, known to me to be the identical person who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses that said representative executed the above and foregoing instrument as said representative’s own free will, as said representative’s own act and deed, and for the uses and purposes therein expressed.

WITNESSES:

/s/ Judy P. Miller

Print Name:	Judy P. Miller	/s/ Dilek Samil

		Name:	Dilek Samil

		Title:	President and COO

/s/ Linda V. Smith

Print Name:	Linda V. Smith

/s/ Sharon G. Chelette
NOTARY PUBLIC
Print Name:	Sharon G. Chelette

Bar Roll/Notarial Id. No.:	50306

My Commission Expires:	at death

INITIAL REPORT
OF
CLECO KATRINA/RITA HURRICANE RECOVERY FUNDING LLC
1.	The location and municipal address of the registered office of the limited liability company is:
2605 Hwy. 28 East
Office Number 12
Pineville, LA 71360
2.	The limited liability company’s registered agent and his or her municipal address is:
Mark D. Pearce
2030 Donahue Ferry Road
Pineville, LA 71360-5226
3.	The initial sole member of the limited liability company is:
Cleco Power LLC
2030 Donahue Ferry Road
Pineville, LA 71360-5226
4.	The initial managers of the limited liability company and their municipal addresses are:

Dilek Samil	Keith D. Crump
2030 Donahue Ferry Road	2030 Donahue Ferry Road
Pineville, LA 71360-5226	Pineville, LA 71360-5226

Terry L. Taylor	K. Michael Sawrie
2030 Donahue Ferry Road	2030 Donahue Ferry Road
Pineville, LA 71360-5226	Pineville, LA 71360-5226

CLECO POWER LLC

By:	/s/ Dilek Samil

	Name:	Dilek Samil

	Title:	President and COO

AFFIDAVIT OF ACKNOWLEDGMENT
AND ACCEPTANCE BY REGISTERED AGENT

TO:	THE SECRETARY OF STATE
STATE OF LOUISIANA

STATE OF LOUISIANA
PARISH OF RAPIDES
     On this 29th day of October, 2007, before me, a Notary Public duly commissioned and qualified in and for Rapides Parish, Louisiana, personally came and appeared Mark D. Pearce, to me known, who being duly sworn, stated as follows:
     I hereby acknowledge and accept the appointment of registered agent for and on behalf of Cleco Katrina/Rita Hurricane Recovery Funding LLC, which is a Louisiana limited liability company.

/s/ Mark D. Pearce
Mark D. Pearce
Registered Agent
Sworn to and subscribed before me,
the undersigned Notary Public, on
this 29th day of October, 2007.

/s/ Sharon G. Chelette
NOTARY PUBLIC
Print Name:	Sharon G. Chelette

Bar Roll/Notarial Id. No.:	50306

My Commission Expires:	at death